Independent Auditors' Consent



To the Board of Trustees and Shareholders of Churchill Tax-Free Fund of Kentucky:

We consent to the use of our report dated January 31, 2001 with respect to Churchill Tax-Free Fund of Kentucky incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and "Transfer Agent, Custodian, and Auditors" in the Statement of Additional Information.




/s/KPMG
   KPMG

New York, New York
February 23, 2001